                                    FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  29549


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):


                                          June 14, 1995 (June 13, 1995)
                                          -----------------------------


                                          -----------------------------



                                  MERCOM, INC.

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             (Exact name of Registrant as specified in its charter)



       Delaware                   0-17750                      38-2728175
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(State of other jurisdiction    (Commission                   IRS Employer
     of incorporation)            File Number)              Identification No.)


105 Carnegie Center, Princeton, NJ                              08640-8215
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(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code:  (609)734-3700



                                      NA

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         (Former name or former address, if changed since last report)

ITEM 5.  Other Events



     On June 13, 1995, the Company and Morgan Guaranty Trust Company of New York ("Morgan Guaranty") entered into a Commitment Letter (the "Commitment Letter") pursuant to which they agreed, subject to certain conditions as described below, to amend the Credit Agreement dated November 26, 1989, as previously amended (the "Credit Agreement"), between the Company and Morgan Guaranty, and to enter into an additional 364-day facility as described below. Set forth below is a summary of the material provisions of the Commitment Letter. Such summary is not necessarily complete and is qualified in its entirety by reference to the Commitment Letter, which is included as an exhibit to this Form 8-K.

     Subject to the terms and conditions of the Commitment Letter, (i) the Credit Agreement will be amended to be a 7.5 year amortizing term loan of approximately $25,039,000 with a final maturity of December 31, 2002, (the "Term Loan") and (ii) Morgan Guaranty and the Company will enter into a 364-day revolving credit facility of $2,000,000 maturing 364 days after the date of such facility (the "364 Day Facility"). Indebtedness of $5,000,000 evidenced by a demand note held by Morgan Guaranty (the "Morgan Demand Note") will be refinanced as follows: (a) the Morgan Demand Note will be canceled and (b) the amount outstanding under the Term Loan will be increased by $5,000,000 from $20,039,000 to $25,039,000.

     The Company will be required to repay the Term Loan in equal quarterly installments aggregating the following amounts for the following years:


               Year           Aggregate Amount
               ----           ----------------
               1995/1/        $6,039,000
               1996           $1,500,000
               1997           $1,750,000
               1998           $2,100,000
               1999           $2,600,000
               2000           $3,750,000
               2001           $4,300,000
               2002           $3,000,000

/1/ In 1995 three installment payments will be made as follows: (i) $5,000,000 on or before the completion of the Rights Offering, (ii) $346,333 on June 30, (iii) $346,333 on September 30, and (iv) $346,334 on December 31.

     In addition, the Company will be required to make the following mandatory prepayments from the following sources:


     (i) The first $5,000,000 of net proceeds of the Company's proposed equity rights offering (which amount is included in the $6,039,000 to be repaid in 1995);
     (ii) 60% of the gross proceeds of the Company's proposed equity rights offering in excess of $8,500,000;
     (iii) 25% of the net proceeds of any future equity offerings, other than equity offerings fully subscribed by an Affiliate;
     (iv)  100% of the net proceeds of any debt offerings;
     (v)   75% of the net cash proceeds of any permitted asset sales;
     (vi)  75% of Excess Cash Flow in excess of $350,000.

     The Company has previously pledged the common stock of its operating subsidiaries to secure its obligations under the Credit Agreement. Such pledge will continue and will secure the obligations under both the Credit Agreement and the 364-Day Facility. The Company will endeavor to supplement this pledge by granting to Morgan Guaranty a first lien on certain material assets of the Company and its subsidiaries. The Term Loan will be secured by a pledge of the Company's common stock as well as the material assets and owned real estate of the Company.

     The obligation of Morgan Guaranty to so amend the Credit Agreement, and to enter into the 364-Day Facility, in accordance with the Commitment Letter is subject to certain conditions, including the condition that the gross proceeds to the Company from the proposed equity rights offering must be at least $8,500,000. There can be no assurance that these conditions will be satisfied.



ITEM 7.  Exhibits


(c) Exhibits


     10.13 Commitment Letter between Mercom, Inc. and Morgan Guaranty Trust Company of New York.

SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                      MERCOM, INC.
                                      (Registrant)


                                 By:  /s/  Bruce Godfrey
                                      Executive Vice President and
                                      Chief Financial Officer



Date:   June 14, 1995